Exhibit 99.1
May 18, 2010
Securities and Exchange Commission
Washington, DC 20549
Ladies and Gentlemen:
We are engaged as the independent registered accounting firm for Clean Diesel Technologies, Inc. (the “Company”).
We have read the Company’s statements included under Item 4.02 of its Form 8-K dated May 14, 2010 and agree with such statements.
We notified the Company that the filing of the Form 10-Q for the quarter ended March 31, 2010, which included restated amounts for the quarter ended March 31, 2009, triggered 8-K requirements to disclose non-reliance on coexisting information on its Form 10-Q for the quarter ended March 31, 2009.
Very truly yours,
/s/ EISNER LLP